EXHIBIT 99.1

MEDIA RELEASE

October 30, 2012

CONTACT: Kelly McPhee, Director of Communications: (509) 232-1968, kmcphee@awbank.net

AmericanWest Bank to Expand into Oregon, Northern California with

Planned Acquisition of PremierWest Bank

(SPOKANE and MEDFORD) American West Bank and PremierWest Bank today announced the execution of a definitive agreement whereby PremierWest Bank plans to merge with, and become a part of, AmericanWest Bank creating a larger combined presence in the Pacific Northwest and California. The transaction will be accomplished through a merger of PremierWest Bank’s holding company, PremierWest Bancorp (NASDAQ: PRWT), with an affiliate of AmericanWest Bank and is subject to the receipt of all necessary regulatory and shareholder approvals, as well as other customary closing conditions.

“The employees at PremierWest Bank have done an outstanding job serving their customers and communities and it will be our pleasure to amplify their capabilities with our strong capital position, expanded network of branches and increased lending capabilities,” said Scott A. Kisting, Chairman and CEO, AmericanWest Bank. “This merger will bring together two like-minded community banks that complement one another in terms of geography, products, community engagement and the importance we place on outstanding customer service.”

Jim Ford, President and CEO of PremierWest Bank said, “Since early 2009, the employees of PremierWest have been working hard to resolve credit issues, organize the bank more efficiently and return the bank to profitability. While significant progress has been made, it became evident to the Board of Directors and our bank management that without a sizable infusion of additional capital, the bank would not be able to exit all problem credit relationships, satisfy our commitment to the TARP program, and adhere to recently enacted regulatory requirements. After studying many options we decided to merge with AmericanWest Bank as the best course of action for our employees, shareholders and communities.”

Under the terms of the definitive agreement, PremierWest Bancorp shareholders will receive cash consideration of $1.65 per common share upon the closing of the transaction, or approximately $16.6 million in the aggregate. In addition, the United States Department of the Treasury has indicated its willingness to consent to a repayment of PremierWest Bancorp's outstanding TARP preferred securities and cancellation of the related warrant for aggregate consideration of approximately $41.40 million, which equals the full principal amount of Treasury's TARP investment in PremierWest Bancorp. The parties are targeting a closing of the transaction in the first half of 2013.

“Our banks have remarkably similar corporate values and community-minded philosophies,” Ford said. “Customers can expect the same level of one-to-one attention and dedicated service from AmericanWest Bank, with the added benefits of a larger, well-capitalized institution. We thank our employees, shareholders, and customers for their steadfast loyalty, and ask them to share in the excitement of moving forward as AmericanWest Bank.”

D.A. Davidson & Co. served as financial advisor to PremierWest Bancorp and issued a fairness opinion to its Board of Directors. Lane Powell PC served as legal counsel to PremierWest Bancorp and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to AmericanWest Bank.

AmericanWest Bank had total assets of $2.4 billion as of July 2, 2012 and PremierWest Bank had total assets of $1.2 billion as of September 30, 2012.

PremierWest Bank is a full-service bank owned by PremierWest Bancorp (NASDAQ: PRWT) and is headquartered in Medford, Oregon, with 32 locations in Oregon and Northern California. PremierWest Bank also offers expanded financial services through PremierWest Investment Services, Inc.

Based in Spokane, Washington, AmericanWest Bank is a business-focused community bank offering commercial and small business banking, mortgage lending, treasury management products as well as a full-suite of personal banking products. The bank currently operates 75 branches in Washington, California, Idaho and Utah. Learn more about us at www.awbank.net.

Safe Harbor for Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. PremierWest Bancorp (“PremierWest”) cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about the proposed merger of PremierWest with an affiliate of AmericanWest Bank or any related transactions, PremierWest’s plans, objectives, expectations and intentions and other statements that are not historical facts. Although PremierWest believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transactions will be completed and it is possible that its actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transactions are subject to certain risks and uncertainties, including required approvals of PremierWest’s shareholders, required regulatory approvals, the other conditions to the completion of the merger and other risk factors relating to PremierWest’s business and its industry as detailed from time to time in PremierWest’s reports filed with the U.S. Securities and Exchange Commission. PremierWest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to PremierWest’s filings with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of such risks and uncertainties.

Important Additional Information about this Transaction:

PremierWest intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the proposed merger of PremierWest and an affiliate of AmericanWest Bank. Stockholders of PremierWest are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about PremierWest and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about PremierWest and the proposed merger can be obtained, when available, without charge, by directing a request to PremierWest’s Internet site at www.premierwestbank.com under the heading “About Us” and then under the heading “Investor Relations.” Shareholders and customers may also contact:

James M. Ford, PremierWest President & CEO at (541) 618-6020 or Jim.Ford@PremierWestBank.com or Doug Biddle, Executive Vice President & Chief Financial Officer (541) 282-5391 or Doug.Biddle@PremierWestBank.com

PremierWest and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from PremierWest stockholders in respect of the proposed merger. You can find information about PremierWest’s executive officers and directors in PremierWest’s definitive annual proxy statement filed with the U.S. Securities and Exchange Commission on April 9, 2012. You can obtain free copies of PremierWest’s annual proxy statement, and PremierWest’s proxy statement in connection with the merger, when it becomes available, by contacting PremierWest’s investor relations department.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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